Exhibit 5.1

[SKADDEN LETTERHEAD]

June 29, 2006

Micron Technology, Inc.

8000 S. Federal Way

Boise, Idaho  83716-9632

Re:	Micron Technology, Inc.
Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Micron Technology, Inc., a Delaware corporation (the "Company"), in connection with the registration of an additional 6,759,783 shares (the "Shares") of the Company's common stock, par value $0.10 per share (the "Common Stock"), issuable pursuant to the Lexar Media, Inc. 2000 Equity Incentive Plan (the "Plan").

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Registration Statement on Form S-8 (the "Registration Statement") as filed with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"); (ii) a specimen certificate representing the Common Stock; (iii) the Restated Certificate of Incorporation of the Company, as presently in effect; (iv) the Amended Bylaws of the Company, as presently in effect; (v) the Plan; and (vi) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares and related matters.  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the

Micron Technology, Inc.

June 29, 2006

originals of such copies.  In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that the parties thereto had or will have the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We have also assumed that each award agreement setting forth the terms of each grant of options or other awards under the Plan is consistent with the Plan and has been duly authorized and validly executed and delivered by the parties thereto.

We do not express any opinion as to any laws other than the corporate law of the State of Delaware.  Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein.  The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Act, (ii) certificates representing the Shares to be issued under the Plan in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and (iii) such certificates have been delivered and paid for in accordance with the terms and conditions of  the Plan at a price per share not less than the per share par value of the Common Stock, the issuance and sale of such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/	Skadden, Arps, Slate, Meagher & Flom LLP